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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-43947) pertaining to the Symix Systems, Inc. 401(K) Plan of our report dated April 4, 1999, except for Note 6, as to which the date is June 25, 1999, with respect to the financial statements and schedules of the Symix Systems, Inc. 401(K) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


Columbus, Ohio
June 25, 1999


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                              Page 23 of 23 Pages.